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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11 OR §240.14a-12

COGENT COMMUNICATIONS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1015 31st Street, NW
Washington, D.C. 20007
(202) 295-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON April 16, 2015

        The Annual Meeting of Stockholders of Cogent Communications Holdings, Inc., a Delaware corporation (the "Company"), will be held on April 16, 2015, at 9:00 a.m., local time, at the Company's offices at 1015 31st Street, NW, Washington, D.C. 20007, for the following purposes:

  1.
  To elect six directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed.

  2.
  To vote on the ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2015.

  3.
  To hold a non-binding advisory vote to approve the amendment to the Bylaws at Article 62 that stipulates that Delaware shall be the forum for shareholder litigation. If this proposal is not approved by stockholders, the board of directors has stated its intention to remove this article from the Bylaws.

  4.
  To hold a non-binding advisory vote to approve the amendment to the Bylaws at Article 63 providing that if the Company prevails in any shareholder litigation its attorney's fees shall be awarded to the Company and otherwise provides that each party bears its own expenses of litigation. If this proposal is not approved by stockholders, the board of directors has stated its intention to remove this article from the Bylaws.

  5.
  To hold a non-binding advisory vote to approve the compensation of Company's named executive officers.

  6.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed Proxy Statement.

        The Board of Directors has fixed February 20, 2015 as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.

        The Company's Proxy Statement is attached hereto. Financial and other information about the Company is contained in the enclosed 2014 Annual Report to Stockholders for the fiscal year ended December 31, 2014.

        You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors,

Ried Zulager, Secretary

Washington, D.C.
March 19, 2015

COGENT COMMUNICATIONS HOLDINGS, INC.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held at 9:00 a.m., April 16, 2015

        The proxy statement and annual report to stockholders (Form 10-K) are available at: http://www.cogentco.com/en/about-cogent/investor-relations/reports.

        The materials available at the website are the proxy statement and annual report to stockholders (Form 10-K).

        The annual stockholder meeting will be held at 9:00 a.m. on April 16, 2015 at Cogent's offices at 1015 31st Street, NW, Washington, D.C. 20007. The matters to be covered are noted below:

  1.
  Election of directors;
  2.
  Ratification of appointment of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2015;

  3.
  Non-binding advisory vote to approve the amendment to the Bylaws at Article 62 stipulating the forum for certain types of litigation. If this proposal is not approved by stockholders, the board of directors has stated its intention to remove this article from the Bylaws;

  4.
  Non-binding advisory vote to approve the amendment to the Bylaws at Article 63 concerning litigation costs. If this proposal is not approved by stockholders, the board of directors has stated its intention to remove this article from the Bylaws;

  5.
  Non-binding advisory vote to approve the compensation of Company's named executive officers;

  6.
  Other matters as may properly come before the meeting.

        The Board of Directors of Cogent recommends voting FOR Proposal 1—Election of Directors, FOR Proposal 2—Ratification of Appointment of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2015, FOR Proposal 3—Non-binding vote on the Bylaw amendment for litigation forum, FOR Proposal 4—Non-binding vote on the Bylaw amendment concerning litigation costs, and FOR Proposal 5—Non-binding Approval of Executive Compensation.

        You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

1015 31st Street, NW
Washington, D.C. 20007
(202) 295-4200

PROXY STATEMENT

        The Board of Directors of Cogent Communications Holdings, Inc. (the "Company"), a Delaware corporation, is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 16, 2015, at 9:00 a.m., local time, at the Company's offices at 1015 31st Street, NW, Washington, D.C. 20007, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company's 2014 Annual Report to Stockholders are first being mailed to stockholders on or about March 19, 2015.

VOTING SECURITIES

Voting Rights and Outstanding Shares

        Only stockholders of record on the books of the Company as of 5:00 p.m., February 20, 2015 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting securities of the Company consisted of 46,391,534 shares of common stock, par value $0.001 per share.

        Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, our Bylaws provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner on a non-routine matter, as defined under applicable rules and as discussed in greater detail below) and abstentions are counted for purposes of determining whether a quorum is present.

        Except in very limited circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Company's Bylaws for approval of proposals presented to stockholders, including Proposals 1, 2, 3, 4 and 5.

  Proxies

        The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

  •
  delivering written notice of revocation to the Company, Attention: Ried Zulager;

  •
  delivering a duly executed proxy bearing a later date to the Company; or

  •
  attending the Annual Meeting and voting in person.

        Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted "FOR" the election of directors, "FOR" the ratification of the selection by the Audit Committee of Ernst & Young LLP as independent registered public accountants, "FOR" the non-binding vote on the Bylaw amendment for litigation forum, "FOR" the non-binding vote on the Bylaw amendment concerning litigation costs, and "FOR" the non-binding approval of the compensation of the Company's named executive officers.

        Proposals 1, 3, 4 and 5 are matters considered non-routine under applicable rules. A broker or other nominee cannot vote on these non-routine matters without specific voting instructions and therefore there may be broker non-votes on Proposals 1, 3, 4 and 5.

        Proposal 2 is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters without specific voting instructions, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

        Broker non-votes will not be deemed to have voting power and thus will have no effect on voting. However, abstentions will be treated as present and having voting power, and accordingly will have the effect of a negative vote for purposes of determining the approval of Proposals 1, 2, 3, 4 and 5.

        The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or email.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Six directors are to be elected at the Annual Meeting to serve until their respective successors are elected and qualified. Nominees for election to the Board of Directors shall be approved by a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

        In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

        Set forth below is certain information concerning the six directors of the Company nominated to be elected at the Annual Meeting:

        Dave Schaeffer, age 58, founded our Company in August 1999 and is our Chairman of the Board of Directors, Chief Executive Officer and President. Prior to founding the Company, Mr. Schaeffer was the founder of Pathnet, Inc., a broadband telecommunications provider, where he served as Chief Executive Officer from 1995 until 1997 and as Chairman from 1997 until 1999. Mr. Schaeffer has been a director since 1999. Mr. Schaeffer serves as both Chairman and CEO because he is the founder of the Company and has successfully led the Company and the board since the Company was founded. For this reason he has been nominated to continue serving on the Board. Mr. Schaeffer is also a director of CyberArk Software Ltd., (NASDAQ: CYBR) an Israeli company that had an IPO in September of 2014.

        Steven D. Brooks, age 63, has served on our Board of Directors since October 2003. Mr. Brooks is a private investor. He was Managing Partner of BCP Capital Management from 1999 to 2009. From 1997 until 1999, Mr. Brooks headed the technology industry mergers and acquisition practice at Donaldson, Lufkin & Jenrette. Previously, Mr. Brooks held a variety of positions in the investment banking and private equity fields, including: Head of Global Technology Banking at Union Bank of Switzerland, Managing Partner of Corporate Finance at Robertson Stephens, founder and Managing Partner of West Coast technology investment banking at Alex Brown & Sons, and Principal at Rainwater, Inc., a private equity firm in Fort Worth, Texas. Mr. Brooks has been nominated to continue serving on the Board because of his extensive experience with firms such as Cogent and with public market activities of such companies. Having been involved with the Company since its early days he also brings extensive historical perspective to the Board.

        Timothy Weingarten, age 39, has served on our Board of Directors since October 2003. Mr. Weingarten is the co-founder & CEO of ShopTAP Inc. Prior to founding ShopTAP Inc., he was the Chairman and CEO of Visage Mobile. He is also a former General Partner of Worldview Technology Partners—an early stage venture capital fund with over $1 billion under management. From 1996 to 2000, Mr. Weingarten was a member of the telecom equipment research group at Robertson Stephens and Company. Mr. Weingarten is also a member of the board of directors of ShopTAP Inc., a privately held company. Mr. Weingarten has been nominated to continue serving on the Board because of his extensive knowledge of the U.S. venture capital backed companies making use of the Internet. The Board values this insight since Cogent's future growth depends to a great extent on the uses made of the Internet.

        Richard T. Liebhaber, age 79, has served on our Board of Directors since March 2006. Mr. Liebhaber was with IBM from 1954 to 1985, where he held a variety of positions. Subsequently, he served as executive vice president and member of the management committee at MCI

Communications, and served on the board of directors of MCI from 1992 to 1995. From 1995 to 2001, Mr. Liebhaber served as managing director at Veronis, Suhler & Associates, a New York media merchant banking firm. Mr. Liebhaber has been nominated to continue serving on the Board because of his extensive operational experience with telecommunications companies.

        D. Blake Bath, age 52, has served on our Board of Directors since November 2006. He is the Chief Executive Officer of Bay Bridge Capital Management, LLC, an investment firm in Bethesda, MD. From 1996 until 2006, Mr. Bath was Managing Director at Lehman Brothers and, as a senior equity research analyst for Lehman Brothers, was Lehman's lead analyst covering wireline and wireless telecommunications services. Prior to joining Lehman Brothers he was the primary telecommunications analyst at Sanford C. Bernstein from 1992 to 1996. From 1989 to 1992 he was an analyst in the Strategic Planning and Corporate Finance organizations at MCI Communications. Mr. Bath has been nominated to continue serving on the Board because of his wide experience with the telecommunications industry which allows him to contribute a broad perspective to discussions about the Company's future activities and its place in the current competitive landscape.

        Marc Montagner, age 53, has served on our Board of Directors since April 2010. He is currently Chief Financial Officer at LightSquared. He had been Executive Vice President of Strategy, Development and Distribution at LightSquared previously. On May 14, 2012, LightSquared filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining LightSquared in February of 2009, Mr. Montagner was Managing Director and Co-Head of the Global Telecom, Media and Technology Merger and Acquisition Group at Banc of America Securities. Until August of 2006, he was Senior Vice President, Corporate Development and M&A with the Sprint Nextel Corporation. Prior to this, Mr. Montagner had the same responsibilities with Nextel Communications. Prior to 2002, Mr. Montagner was a Managing Director in the Media and Telecom Group at Morgan Stanley. Prior to joining Morgan Stanley, Mr. Montagner worked for France Télécom in New York where he was Head of Corporate Development for North America. Mr. Montagner has been nominated to the Board due to his extensive experience in the telecommunications industry, specifically with respect to operational, financial and strategic matters.

        Unless marked otherwise, proxies received will be voted "FOR" the election of each of the nominees named above.

Recommendation of the Board of Directors:

        The Board recommends a vote "FOR" the election of all nominees named above.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The Audit Committee of the Board has appointed Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal years 2013 and 2014 are described under "Relationship with Independent Registered Public Accountants—Fees and Services of Ernst & Young LLP," below.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

        Representatives of Ernst & Young LLP will be available by telephone at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

        The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for ratification. The Board recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal year 2015. Unless marked otherwise, proxies received will be voted "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2015.

        In the event stockholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee and the Board. The Company believes that neither the Audit Committee nor the Board is obliged to make any such reconsideration under Delaware law, the rules of the stock exchange on which it is listed, or the rules promulgated by the Securities and Exchange Commission that frame certain specific obligations of the members of all public company audit committees with respect to the selection of independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors:

        The Board recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2015.

PROPOSAL NO. 3
NON-BINDING VOTE ON THE BYLAW AMENDMENT FOR LITIGATION FORUM

        On November 3, 2014, the Board of Directors amended and restated the Bylaws of the Company, effective immediately, to provide that shareholder actions must be filed in Delaware and awards the Company attorney's fees if it prevails and otherwise provides that each party bears its own expenses of litigation, which are new sections 62 and 63 in the Bylaws. The text of Section 62 which stockholders are asked to approve by voting FOR this proposal is printed below, and the complete amended and restated Bylaws are attached hereto as Appendix A. The Board of Directors also approved that each new article added to the Bylaws shall be submitted separately to the stockholders for confirmation at the annual meeting. If the stockholders fail to confirm either bylaw change the board intends, absent extraordinary circumstances, to remove from the bylaws the change that was not confirmed.

          Section 62.    FORUM SELECTION.    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the "Chancery Court") of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation's Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Corporation's Certificate of Incorporation or these Bylaws, or (v) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation governed by the internal affairs doctrine. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 62. If any provision or provisions of this Section 62 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 62 (including, without limitation, each portion of any sentence of this Section 62 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

  Background and Reasons for the Proposed Amendment

        The Board of Directors has carefully considered the proposed bylaw amendment and concluded that requiring certain stockholder disputes to be brought exclusively in the Delaware Chancery Court is in the best interests of our stockholders for the following reasons:

  •
  Delaware Chancery Court Expertise in Corporate Affairs—The Board of Directors believes that Delaware courts are best suited to address disputes involving the Company, its officers, directors and shareholders, and the interpretation of its charter and bylaws, because the Company is incorporated in Delaware and Delaware law generally applies to such matters. Additionally, the Delaware Chancery Court is widely regarded as the preeminent court for the determination of disputes involving a corporation's internal affairs based on its extensive precedent, experience and focus. The Chancery Court has experienced judges who have a deep understanding of Delaware corporate law and the duties of directors and officers thereunder. This well-developed body of case law would provide stockholders and the Company with more predictability regarding the outcome of stockholder disputes.

  •
  Reduced Legal Expenses and Risk of Inconsistent Outcomes—By ensuring that particular stockholder disputes are heard in a Delaware court, the Company and its stockholders could avoid costly and duplicative litigation, the risk that Delaware law would be misapplied by a court in another jurisdiction, and the risk of inconsistent outcomes when two similar claims proceed in different courts. Further, Delaware's system of specialized Chancery Courts to adjudicate corporate law questions offers streamlined procedures and processes which help provide prompt resolutions. This accelerated schedule can limit the time, cost and uncertainty of litigation for all parties.

        The Board of Directors recognizes that there are potential burdens and disadvantages to stockholders in connection with the adoption of an exclusive forum amendment. For instance:

  •
  Inability to Engage in Forum Shopping—A plaintiff may believe that the relevant law or demographic of a potential jury pool of a jurisdiction other than the State of Delaware might be more convenient or favorable to their claims. Adoption of the exclusive forum amendment would prevent a plaintiff from bringing an action in an alternative forum which they perceive to be more favorable to their claims.

  •
  Inability to Increase Settlement Value of Claims by Filing in Multiple Jurisdictions—Some plaintiffs desire to file legal claims in multiple jurisdictions against the Company and/or its directors, officers and/or employees in order to increase the settlement value of their claims by increasing the Company's costs to defend against multiple claims. Adoption of the exclusive forum amendment would prevent stockholders from pursuing this plan of action.

        Certain proxy advisors and institutional holders may not support the adoption of an exclusive forum amendment unless it can be shown that the Company has already suffered material harm as a result of multiple claims in different jurisdictions regarding the same matter. However, the Board of Directors believes that it is more prudent and in the best interests of stockholders to take preventive measures before the Company and the interests of most of its stockholders are materially harmed by the increasing practice of plaintiffs to file claims in multiple jurisdictions.

        On balance, the Board of Directors believes that the benefits to the Company and its stockholders of adopting the exclusive forum amendment outweigh the potential burdens and disadvantages of adopting such amendment. As written, the amendment establishes a default forum for litigation while also preserving the ability to consent to an alternative forum if the Board of Directors believes the interests of the Company and its stockholders will be better served by an alternative forum. The Board of Directors believes that the adoption of the exclusion forum amendment is in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors:

        The Board recommends a vote "FOR" the non-binding vote on the Bylaw amendment for litigation forum.

PROPOSAL NO. 4
NON-BINDING VOTE ON THE BYLAW AMENDMENT CONCERNING LITIGATION COSTS

        On November 3, 2014, the Board of Directors amended and restated the Bylaws of the Company, effective immediately, to provide that shareholder actions must be filed in Delaware and awards the Company attorney's fees if it prevails and otherwise provides that each party bears its own expenses of litigation, which are new sections 62 and 63 in the Bylaws. The text of Section 63 which stockholders are asked to approve by voting FOR this proposal is printed below, and the complete amended and restated Bylaws are attached hereto as Appendix A. The Board of Directors also approved that each new article added to the Bylaws shall be submitted separately to the stockholders for confirmation at the annual meeting. If the stockholders fail to confirm either bylaw change the board intends, absent extraordinary circumstances, to remove from the bylaws the change that was not confirmed.

          Section 63.    LITIGATION COSTS.

          (A)    To the fullest extent permitted by law, in the event that (i) any stockholder or anyone on their behalf ("Claiming Party") initiates or asserts any claim or counterclaim ("Claim") or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any director, officer, employee or affiliate of the Corporation (together, the "Corporation Parties"), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation Parties the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney's fees and other litigation expenses) (collectively, "Litigation Costs") that the Corporation Parties may incur in connection with such Claim.

          (B)    To the fullest extent permitted by law, in the event that any Claiming Party initiates or asserts any Claim or joins, offers substantial assistance to, or has a direct financial interest in any Claim against any Corporation Parties regarding or based upon the Claiming Party's status as a stockholder in the Corporation or a Corporation Party's conduct or actions relating to the Corporation, then, regardless whether the Claiming Party is successful on its Claim in whole or in part, the Claiming Party will bear its own Litigation Costs, and the Claiming Party and the Claiming Party's attorneys will not seek or recover any Litigation Costs or receive any attorney's fees or expenses as the result of the creation of any common fund or from a corporate benefit purportedly conferred upon the Corporation.

  Background and Reasons for the Proposed Amendment

        The Board of Directors has carefully considered the proposed bylaw amendment and concluded that requiring a stockholder who brings a stockholder claim against the Company to reimburse the Company for its Litigation Costs under certain circumstances is in the best interests of our stockholders. Shareholder claims are very costly and exert significant settlement pressures on a company. Even a weak stockholder claim requires a company to expend significant amounts of money to defend against or settle the claim. When a stockholder asserts a claim against the Company, the costs the Company incurs are ultimately borne by the stockholders. The adoption of this amendment would discourage stockholders from bringing frivolous claims which lack merit, resulting in an economic benefit for both the Company and its stockholders as a group.

        The Board of Directors recognizes that there are potential burdens and disadvantages to stockholders in connection with the adoption of this litigation costs amendment. All stockholder lawsuits inherently involve risk, and it is impossible to confidently predict the outcome of a claim. Although the amendment aims to discourage only frivolous or abusive stockholder claims, stockholders may also be discouraged from bringing meritorious claims against the Company due to the risk of exposure to substantial attorneys' fees.

        On balance, the Board of Directors believes that the benefits to the Company and its stockholders of adopting the litigation costs amendment outweigh the potential burdens and disadvantages of adopting such amendment. The Board of Directors believes that the adoption of the litigation costs amendment is in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors:

        The Board recommends a vote "FOR" the non-binding vote on the Bylaw amendment concerning litigation costs.

 PROPOSAL NO. 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to approve the following non-binding advisory resolution at the 2015 Annual Meeting of Stockholders:

          RESOLVED that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.

        In 2011, the Board of Directors recommended that this advisory resolution to approve named executive officer compensation be conducted annually and stockholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board of Directors has determined that it will hold an advisory resolution to approve named executive officer compensation annually until the next vote to determine the frequency of such an advisory vote. Although the stockholder's vote is advisory and non-binding upon our Board of Directors, our Board will take your vote into consideration when making future decisions regarding executive compensation. However, our Board of Directors and the Compensation Committee will retain full responsibility for determining the final compensation of the executive management of the Company.

        The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval.

        As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's executive compensation is designed to attract, reward and retain the executives of our Company in order to achieve our corporate goals and to align the interests of the executives with the long- term interests of our stockholders.

        In 2014 the stockholders did not approve the compensation of the named executive officers. The Board believes that this occurred as a result of recommendations by some organizations that advise stockholders on the votes to be cast at a company's annual meeting, e.g. Institutional Shareholder Services (ISS) which found cause for concern in the size of the restricted stock award made to the CEO in 2012 (no stock award was made in 2013), and the discretionary nature of and the lack of performance criteria used to determine, the CEO's compensation. In response to the stockholder vote the Board eliminated the CEO's salary in 2015 and replaced it with an incentive plan based on attainment of revenue and EBITDA goals (discussed more fully in the Compensation Discussion and Analysis section). As further discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board believes the CEO's compensation is reasonable and appropriate for the Company in light of the following factors:

  •
  Mr. Schaeffer founded and has successfully led the Company for more than 15 years. He is intimately involved in all aspects of the Company's business and his knowledge of the Company and marketplace in which it operates is unequalled;

  •
  The Company's overall compensation program is designed to provide incentives over 2-3 year periods and links a significant portion of our executive's overall compensation to the value of our equity; awards made in 2012 and 2014 reflect the value of two years' worth of grants,

  •
  The total compensation of other CEOs and other executives at similar companies in our industry.

        The Board believes the Company's overall compensation program is reasonable, effective, and appropriate for its size and nature of the Company.

        The Board urges stockholders to carefully read the "Compensation Discussion and Analysis" section of this Proxy Statement, which describes in more detail our executive compensation philosophy, policies and procedures, as well as the Summary Compensation Table and other related compensation tables and the narrative discussion.

Recommendation of the Board of Directors:

        The Board recommends a vote "FOR" the resolution set forth above thereby approving the compensation of the named executive officers as described in the Compensation Discussion and Analysis and Summary Compensation and related tables set forth in this Proxy Statement.

 THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors met seven times during 2014. Each director, during his term as director, attended 100% of the meetings of the Board. Each director, during his term as director, attended 100% of the meetings of the committees of the Board of which he was a member. The independent directors met five times. All of the directors attended the annual meeting of stockholders. During 2014, the Board had a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        Mr. Schaeffer serves as CEO and Chairman of the Board of Directors. He is the founder of the Company and owns approximately 7.92% of the Company's stock. His dual role was established 15 years ago when he founded the Company. The Board believes that at the Company's current stage of growth the Board is best served by a chairman who is involved with the Company on a full-time basis and is therefore able to bring great depth of knowledge about the Company to this role. The Board does not have a designated lead independent director.

        The Board's role in the Company is to provide general oversight of strategy and operations. As part of its oversight of operations it reviews the performance of the Company and the risks involved in the operations of the Company. The Board and the Audit Committee receive regular reports on the status of the Company's internal controls and each has reviewed key operational risks. The Board's risk oversight role has no effect on its leadership structure as all directors other than Mr. Schaeffer are independent directors and therefore have no conflict that might discourage critical review.

  Nominating and Corporate Governance Committee

        We established our Nominating and Corporate Governance Committee in April 2005. During all of 2014 the members of this committee were Messrs. Brooks (Chairman) and Montagner, each of whom are independent members of our Board. Our Board has adopted a charter governing the activities of the Nominating and Corporate Governance Committee. The charter of the Nominating and Corporate Governance Committee may be found on the Company's website under the tab "About Cogent; Investor Relations; Corporate Governance" at www.cogentco.com. Pursuant to its charter, the Nominating and Corporate Governance Committee's tasks include assisting the Board of Directors in identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting.

        The Nominating and Corporate Governance Committee seeks diversity in the membership of the Board and the Company. It does not have formal objective criteria for determining the amount of diversity needed or present on the Board. Instead it and the Board seek candidates with a range of experience. Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the committee's understood needs of the Board at that time. In addition, the Nominating and Corporate Governance Committee considers whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. Accordingly, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

        The Nominating and Corporate Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Company in the past.

        The Nominating and Corporate Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not to date adopted a formal process because it believes that the informal consideration process has been adequate. The committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for committee consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Secretary, at least three months before the next annual meeting to ensure meaningful consideration by the Nominating and Corporate Governance Committee. See also "Stockholder Proposals" for Bylaw requirements for nominations.

        The Nominating and Corporate Governance Committee had one (1) formal meeting in 2014. All meetings and activities of the Nominating and Corporate Governance Committee were held in conjunction with a meeting of the full board to accommodate the views of all members of the Board of Directors concerning its membership and constitution.

  Stockholder Communication with Board Members

        Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications that are received by the Secretary for the Board's attention, or summaries thereof, are then forwarded to the Board has served the Board's and the stockholders' needs. In the past several institutional investors communicated with the Board in this fashion. The investor letters were subsequently addressed by direct communications with representatives of the investors and a member of the Board with responsibility for the topics addressed by the investors, and the full Board was apprised of the conversations. Accordingly, the Board considers that an effective and well established traditional means of receiving communications from stockholders currently exists. In view of Securities and Exchange Commission, or SEC, disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company's corporate website at www.cogentco.com, any communications to the Board should be sent to it in care of the Secretary.

  Code of Conduct

        The Company's Code of Conduct may be found on the Company's website under the tab "About Cogent; Investor Relations; Corporate Governance" at www.cogentco.com.

  Board Member Attendance at Annual Meetings

        The Company encourages all of its directors to attend the Annual Meeting of Stockholders. All of the directors attended the 2014 Annual Meeting. The Company generally holds a Board meeting coincident with the Annual Meeting to minimize director travel obligations and facilitate their attendance at the Annual Meeting.

  Director Independence

        Nasdaq Marketplace Rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board's inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable Nasdaq Marketplace Rules, the Board has determined that all of the directors nominated for election, other than Mr. Schaeffer, are independent.

  Audit Committee

        The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During all of 2014 the members of this committee were Messrs. Liebhaber (Chairman), Bath and Montagner, each of whom is independent as the term "independence" is defined in the applicable listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. The Board has determined that each of Messrs. Liebhaber, Bath and Montagner qualifies as a financial expert, as that term is defined in the Exchange Act. The responsibilities of this Audit Committee include:

  •
  the appointment, compensation, retention and oversight of our independent registered public accountants;

  •
  reviewing with our independent registered public accountants the plans and results of the audit engagement;

  •
  pre-approving professional services provided by our independent registered public accountants;

  •
  reviewing our critical accounting policies, our Annual and Quarterly reports on Forms 10-K and 10-Q, and our earnings releases;

  •
  reviewing the independence of our independent registered public accountants; and

  •
  reviewing the adequacy of our internal accounting controls and overseeing our ethics program.

        The Audit Committee met six (6) times during 2014. The charter of the Audit Committee may be found under the tab "About Cogent; Investor Relations; Corporate Governance" at www.cogentco.com.

 Audit Committee Report

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2014.

        We have discussed with the independent registered public accountants, Ernst & Young LLP, the matters required to be discussed with us by the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the Nasdaq Stock Market and the Public Company Accounting Oversight Board, including those required by the Statement on Auditing Standards No. 61, as amended.

        We have received and reviewed the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board, and have discussed with Ernst & Young LLP their independence, including the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Board of Directors caused the Form 10-K to be so filed.

Audit Committee:
Richard T. Liebhaber Marc Montagner D. Blake Bath

  Compensation Committee

        During 2014 the Compensation Committee consisted of Messrs. Brooks and Weingarten, each of whom is independent as the term "independence" is defined in the applicable listing standards of Nasdaq. By agreement with the board of directors Messrs. Brooks and Weingarten serve as equals on this committee and neither is treated as chairman thereof. The Compensation Committee is responsible in conjunction with the other independent directors for determining compensation for our executive officers and other employees, and administering our compensation programs. The Compensation Committee had two (2) formal meetings in 2014 and acted once by written consent. In 2014 the functions of the Compensation Committee were largely undertaken by the full Board during closed executive session meetings held in conjunction with regularly scheduled in-person meetings of the Board. Salary and equity compensation awards for all of the executive officers and key employees of the Company listed in this proxy statement were considered during these meetings and Mr. Schaeffer was absent from any discussions concerning his compensation. The charter of the Compensation Committee is available under the tab "About Cogent; Investor Relations; Corporate Governance" at www.cogentco.com.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        Set forth below is certain information concerning the executive officers and significant employees of the Company. Biographical information on Mr. Schaeffer is included under "Proposal 1—Election of Directors."

        Thaddeus G. Weed, age 53, joined us in 2000 and served as Vice President and Controller until May 2004 when he became our Chief Financial Officer and Treasurer. From 1997 to 1999, Mr. Weed served as Senior Vice President of Finance and Treasurer at Transaction Network Services, Inc. where

Mr. Weed undertook a broad range of financial management responsibilities. From 1987 to 1997, Mr. Weed was employed at Arthur Andersen LLP where he served as Senior Audit Manager.

        Robert N. Beury, Jr., age 61, joined us in 2000 and serves as Chief Legal Officer (Vice President and General Counsel) and Assistant Secretary. Prior to joining us, Mr. Beury served as Deputy General Counsel of Iridium LLC, a mobile satellite service provider, from 1994 to 2000. From 1987 to 1994, Mr. Beury was General Counsel of Virginia's Center for Innovative Technology, a non-profit corporation set up to develop the high tech industry in Virginia.

        R. Brad Kummer, age 66, joined us in 2000 and serves as Vice President of Optical Transport Engineering and Chief Technology Officer. Mr. Kummer spent the 25 years prior to joining us at Lucent Technologies (formerly Bell Laboratories), where he served in a variety of research and development and business development roles relating to optical fibers and systems. In his most recent work at Lucent, he was responsible for optical fiber systems engineering for long haul and metropolitan dense wavelength division multiplexing systems.

        Timothy G. O'Neill, age 59, joined us in 2001 and serves as the Vice President of Field Engineering, Construction and Network Operations. He is responsible for network operation, construction and maintenance. From 1999 to 2001, Mr. O'Neill was employed at @Link Networks, Inc. where he served as Chief Network Officer. While at @Link Networks, Inc., Mr. O'Neill was responsible for engineering, implementing and operating a network for Internet access and layer 2 services.

        Bryant Hird "Guy" Banks, age 50, joined us in 2000 and serves as Vice President of Real Estate. Prior to joining us Mr. Banks held positions with various affiliates of Security Capital Group Incorporated, including the positions of Vice President of Land Acquisition and Vice President of Development for CWS Communities Trust.

        Henry W. Kilmer, age 46, joined us in 2011 and serves as Vice President of IP Engineering. Prior to joining us, Mr. Kilmer held positions with UUNET (now Verizon), Sprint, Digex/Intermedia and Metromedia Fiber Networks/Abovenet where he was Senior Vice President of Engineering and Operations. Most recently, Mr. Kilmer was President of Terrapin Communications, Inc., a small consulting firm which focused on network consulting and technical strategy development for companies like GPX, Airband, and Switch and Data (now part of Equinix).

        Ernest Ortega, age 49, joined us in 2013 and serves as our Vice President of Sales and Chief Revenue Officer. Prior to joining Cogent, Mr. Ortega served as Executive Vice President of Sales and Marketing at XO Communications, where he had previously served as President of Carrier Sales from 2004 until 2011 and as Vice President of national accounts from 1999 until 2003.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        The Company's 2014 compensation program for named executive officers had three simple components:

  •
  Base salary;

  •
  Restricted stock grants that vest over time; and

  •
  Sales commissions for the Vice President of Sales.

        These components generally apply to all of our employees, not just our executive officers. Other than commissions, we did not have any annual incentives for our named executive officers in 2014. The Company uses equity in the form of time-vested restricted stock as significant component of executive's compensation—96% for the CEO and 70% for other executives (measured over time). The Board believes this compensation structure is in the interests of stockholders as it links a significant portion of the executive's compensation to the Company's fortunes as reflected in its stock price.

  Decision Making Process

        Our Compensation Committee comprises two members with multiple decades' career experience in managing executive compensation in small and large corporations, both public and private. Additionally, it is the practice of the Committee regularly to discuss compensation matters with the full Board of Directors to draw upon their considerable experience. Each year's ultimate compensation decisions, therefore, reflect the synthesis of the Compensation Committee's, other Board member's and the CEO's experience and views on compensation levels with respect to companies of a similar profile as Cogent. The Compensation Committee and the board this year received input from major stockholders at the annual meeting. In addition, the CEO meets with major stockholders and potential stockholders representing over 300 funds in the course of the year and seeks their input on executive compensation in those meetings.

        Given the Company's size, the simplicity of our compensation program and the knowledge and experience of the Compensation Committee, the Board and the CEO regarding compensation practices, we do not think it is cost effective for us to engage an independent compensation consultant.

        When setting senior executive compensation, the Compensation Committee evaluates multiple operational and performance metrics which it believes are most appropriate for measuring the success of the senior executives and ultimately increase shareholder value. Among the principal factors evaluated by the Compensation Committee in determining the overall all compensation structure for senior executives, including the biennial grants of restricted stock, are:

  •
  Revenue Growth:  The Company believes that its superior execution skills offer the potential for greater than industry average growth. Growth performance is a key component of the variable portion of the CEO's compensation.

  •
  Capital Efficiency:  The Company has since its inception been committed to the efficient use of capital. As it has entered a phase of mature growth, it has sought to manage its balance sheet in a fashion that optimizes leverage and return of capital to shareholders. Our executive officer's successful use of capital markets to accomplish this has been rewarded.

  •
  Sales Force Productivity:  The Company has recently re-organized its sales management and increased its focus upon major corporate accounts and wholesale partners; productivity per sales representative has notably improved.

  •
  Shareholder Communication:  The CEO devotes considerable time and energy to participation in investor meetings in order to communicate effectively our strategy and market position.

  •
  Industry Leadership:  Recently, our executive officers have taken a leadership role in representing our views to the FCC, FTC and other national and international regulatory agencies on the important issue of "net neutrality". We believe our efforts have significantly affected the outcome of this debate and benefitted the Company and the entire industry.

  •
  Network Expansion:  Our executive officers have continued to increase the Company's addressable market in a capital efficient and prudent manner through the geographic expansion of the network and by adding additional buildings within its existing network footprint.

  •
  Operating Margin Expansion:  The Company believes that its business model offers our executive officers the ability to continue to improve operating margins. Our executive officers expansion of operating margins is rewarded.

  •
  Cash Flow Returned to Investors:  The Company seeks to increase its return of cash to investors through dividends and stock purchases and its success in doing so is rewarded.

        We believe our grants of restricted stock have aligned the interests of our executives with those of the stockholders and resulted in the above market performance of the Company's stock price as demonstrated below:

        The graph below matches the Company's cumulative 5-Year total shareholder return on common stock with the cumulative total returns of the S&P 500 index and the NASDAQ Telecommunications index. The graph tracks the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) from 12/31/2009 to 12/31/2014.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Cogent Communications Holdings, the S&P 500 Index,
and the NASDAQ Telecommunications Index

*
$100 invested on 12/31/09 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Copyright© 2015 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

	12/09	12/10	12/11	12/12	12/13	12/14
Cogent Communications Holdings Inc.	$100.00	$143.41	$171.30	$231.98	$424.08	$383.65
S&P 500	100.00	115.06	117.49	136.30	180.44	205.14
NASDAQ Telecommunications Index	100.00	107.95	96.16	100.40	139.11	148.69

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

        The following table shows the change in enterprise value (market capitalization plus debt reduced by cash) from December 31, 2011 to December 31, 2014 compared to the change in the compensation of our CEO during that time. (Because of the biennial nature of our stock awards CEO compensation was calculated using the average of 2011 and 2012 compared to the average of 2013 and 2014.)

  Compensation Philosophy

        The Company's philosophy is to compensate all of its employees in a manner which reflects the competitive value of their skills and experience in the marketplace, to pay our sales force and sales management substantial cash commissions based upon revenue generated, and to tie senior executive compensation to the value of the Company's common stock through the grant of restricted stock vesting over multi-year periods. The Company believes the success of its philosophy is demonstrated by its record of growth, its stable and capable leadership and its equity appreciation.

  2014 Highlights

        In 2014, the Board and Compensation Committee made awards of restricted stock to the executive officers and all employees who had been with the Company since January 1, 2013. The awards to named executive officers are detailed in the Summary Compensation Table and other tables below. The number of shares granted to each executive officer was determined by the Board and Compensation Committee. All of the awards vest over three years with the last vesting event for any restricted stock grant to a named executive officer occurring on December 1, 2018.

        In addition, the Company follows the following compensation practices:

  •
  The Compensation Committee is composed solely of independent directors.

  •
  The Company does not offer any ancillary compensation, such as automobiles, club dues, etc.

  •
  Restricted stock awards vest over a period of at least three years.

  •
  The Company does not provide any tax gross up benefits.

  •
  Restricted stock awards do not begin to vest prior to the first anniversary of the grant.

  •
  The Company's commission plan for Mr. Ortega (described below) is based on sales revenue generated.

  Salary

        The general policy of the Compensation Committee and the Board is to grant to executive officers only the same general salary increase granted to all employees each year. Consistent with this policy executive officers received the same 1.5% salary increase as other employees for both 2014 and 2015. From time to time the Compensation Committee reviews the compensation of the Company's CEO and each executive officer and, based on recommendations from the CEO, has in the past given specific executive officers raises based on the officer's increased responsibilities as the Company has grown.

  Bonus and Commissions

        As discussed above, bonuses have not been a component of the Company's compensation structure for non-sales personnel. Instead, as further discussed below the Company has used only grants of restricted stock to align the interests of executives with those of the stockholders and incent performance.

        Due to the importance of his position in driving revenue and therefore stockholder value, the Company's Chief Revenue Officer and Vice President of Global Sales, Ernest Ortega, is paid monthly commissions based on the achievement of the entire sales organization against monthly revenue quotas. Revenue, for purposes of the quota and commission calculation, is the expected revenue from customers that have had the Company's service (Internet access and related services) installed during the relevant period and includes monthly recurring revenue and a portion of non-recurring revenue, such as installation charges. Since revenue growth is key to the Company's performance, the Board thinks it is important to directly link a significant portion of Mr. Ortega's compensation to achieving our monthly revenue targets. His commission is currently determined by his achievement of the revenue goals of the Company as reflected in sales quotas.

  Options and Restricted Stock

        The Company believes that the greatest alignment of shareholder and executive interests arises from their common ownership of equity. Accordingly, compensation of the Company's senior management is based in large part upon time-vested restricted stock and stock options whose value directly reflects the success of their efforts. The Compensation Committee, often in conjunction with the full Board of Directors, determines the size of awards in the process described above, in light of the executive's responsibilities and comparable compensation levels of similar positions in the industry.

        Apart from initial hiring grants, it should be noted that restricted stock awards are made every other year and vest over a three-year period; thus, they may appear comparatively large when compared to the awards of companies which use annual grants. The Company believes less frequent issuance reinforces its focus on longer term objectives.

        Over the last three years restricted stock awards have represented 96% of the CEO's total compensation, and 70% of the total compensation for other executive officers (based on grant date value of the stock compared to total compensation).

        In the past, Mr. Schaeffer's stock awards have been substantially greater than the awards given to other executive officers, in light of his role as founder of the Company and CEO since inception, was well as his responsibility for hiring our senior management, leading the Company's capital raising activities, and actively managing the Company for its entire history. Accordingly, the Compensation Committee regards him as critical to the future prospects of the Company.

        As discussed above, restricted stock awards to named executive officers were made in 2014. The size of such awards was determined by the Board and Compensation Committee and reflective of a two years' worth of value.

        The "burn rate" at which the Company has awarded stock and options to employees, including the named executive officers, in the last three years is set out below. We believe this rate is reasonable and low compared to that of other companies in our industry. The "burn rate" is the sum of stock and option awards granted divided by the number of shares of stock outstanding.

(shares in thousands)	2014	2013	2012	Total	Average
Options granted	84	58	61	203	68
Shares granted	793	176	1,338	2,307	769

TOTAL	877	234	1,399	2,510	837

Weighted average shares—basic EPS	45,961

Burn rate—1 year	1.91%

Burn rate—3 year average	1.82%

  Severance and Change of Control Compensation

        Each of our named executive officers is entitled to receive 3-12 months of salary and, in certain cases, acceleration of vesting in restricted stock in the event of discharge or a change of control. The specific amounts that each executive officer would receive are described below in the section titled "Employment Agreements and Other Potential Post-Employment Payments." The Compensation Committee and the Board believe such termination arrangements are necessary to secure and retain the services of experienced managers and provide value by contributing to stability of management.

        Additionally, restricted stock grants to our named executive officers fully vest upon a change of control, even if the named executive officer is not discharged; provided that, the value of the shares that vest immediately cannot not exceed three times the named executive officers annual compensation. The Compensation Committee and the Board believes that these arrangements encourage executives to be receptive to changes, such as sale of the company or management changes, that may benefit the Company and its stockholders though they may place an individual executive at risk and uncertainty with respect to future employment.

  Other Benefits

        All Company executive officers also participate in the Company's benefit programs, including the Company's 401(k) plan (which matches employee contributions up to 2% of salary) and its medical, dental and other benefits plans, on the same basis as other employees.

  Tax Deductibility of Compensation

        Section 162(m) of the U.S. Internal Revenue Code limits the Company's federal income tax deduction for certain executive compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated executive officers (excluding the Chief Financial Officer). The awards made to the CEO will cause his compensation to exceed $1,000,000 in most years and such compensation will not be fully deductible for federal income tax purposes.

  Consideration of 2014 Say on Pay Vote

        In 2014 the stockholders did not approve the compensation of the named executive officers. The Board believes that this occurred as a result of recommendations by some organizations that advise stockholders on the votes to be cast at a company's annual meeting, e.g. Institutional Shareholder Services (ISS) which found cause for concern in the size of the restricted stock award to the CEO in 2012 (no stock award was made in 2013), and the discretionary nature of, and the lack of performance criteria used to determine, the CEO's compensation. As discussed above, the Board believes the size of the awards to the CEO and the Company's overall compensation practices are reasonable and appropriate. In response to such negative vote and comments of stockholders the Board has changed the CEO's cash compensation program (discussed below) to a performance-based compensation.

        For 2015, the Compensation Committee made significant changes to the compensation program for the Company's CEO to better align Mr. Schaeffer's compensation opportunities with the Company's performance. Effective January 1, 2015, Mr. Schaeffer's annual base salary was reduced to $0.00 from $338,000. He will be eligible for a performance-based cash bonus based on the Company's ability to grow revenue and EBITDA, as adjusted, year-over-year. If the revenue growth equals or exceeds 15%, he will receive $250,000 and, separately, if EBITDA, as adjusted, growth equals or exceeds 20%, he will receive $250,000. If the growth of the performance measures is less than the amount specified, he would receive a proportionally lesser amount. For example, if revenue growth equaled 7.5% and EBITDA growth equaled 15%, he would be paid 50% of $250,000 or $125,000 of the revenue growth bonus and 75% of $250,000 or $187,500 of the EBITDA growth bonus.

        The change from an annual base salary to a performance-based cash bonus is intended to provide incentive to Mr. Schaeffer to drive growth of the Company for the benefit of all stockholders. Mr. Schaeffer's compensation is now entirely tied to the financial performance and stock price of the Company through higher or lower cash compensation based on the prescribed performance metrics and an increase or decrease in the value of his equity compensation. This change to the CEO's compensation does not reflect a shift in the Board or Compensation Committee's overall compensation philosophy, but rather is indicative of its effort to best align the CEO's compensation opportunities with the long-term financial success of the Company.

 Summary Compensation Table

        The following table sets forth the cash and non-cash compensation paid or incurred on our behalf to our Chief Executive Officer, our principal financial officer, and each of our three other most highly compensated executive officers, or our named executive officers, whose annual compensation equaled or exceeded $100,000 for the year three years ended December 31, 2014.

($ in thousands)

Name	Principal Position	Year	Salary		Bonus	Stock Awards(a)		Non-equity Incentive Plan Compensation	All Other Compensation (b)	TOTAL
Dave Schaeffer	CEO	2014	$343		$0	$16,086	(c)		$7	$16,434
		2013	$338		$0	$0			$5	$343
		2012	$333		$0	$8,413	(d)		$6	$8,752
Thaddeus Weed	CFO	2014	$265		$0	$1,204	(e)		$6	$1,474
		2013	$261		$0	$0			$5	$266
		2012	$257		$0	$1,335	(f)		$5	$1,597
Ernest Ortega	Chief Revenue Officer(i)	2014	$300		$149	$502	(g)	$149	$0	$928
		2013	$125	(i)	$63	$1,167	(h)	$63	$0	$1,418
Robert Beury	Chief Legal Officer	2014	$263		$0	$803	(j)		$6	$1,071
		2013	$259		$0	$0			$5	$264
		2012	$255		$0	$878	(k)		$5	$1,138
Timothy O'Neill	VP	2014	$257		$0	$803	(j)		$6	$1,065
		2013	$254		$0	$0			$5	$259
		2012	$250		$0	$878	(k)		$5	$1,133

(a)
Amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(b)
Consists of employer matching amounts contributed to the Company's 401(k) defined contribution plan.

(c)
Consist of a restricted stock award of 460,000 shares made on August 6, 2014 valued at $34.97 per share of which 10,000 shares vest monthly from January 1, 2016 to December 31, 2018 and 100,000 shares vest on December 31, 2018.

(d)
Consists of a restricted stock award of 460,000 shares made on April 19, 2012 valued at $18.29 per share. 50,000 shares vested on May 1, 2013, 10,000 shares vest monthly on June 1, 2013 to December 1, 2015 and 100,000 shares vest on December 31, 2015.

(e)
Consist of a restricted stock award of 36,000 shares made on November 3, 2014 valued at $33.45 per share of which 4,500 shares vest quarterly from March 1, 2017 to December 1, 2018.

(f)
Consists of a restricted stock award of 73,000 shares made on April 19, 2012 valued at $18.29 per share. 5,000 shares vested on May 1, 2013, 1,000 shares vest monthly on June 1, 2013 to December 1, 2016 and 25,000 shares vest on December 31, 2016.

(g)
Consist of a restricted stock award of 15,000 shares made on November 3, 2014 valued at $33.45 per share of which 3,000 shares vest quarterly from December 1, 2017 to December 1, 2018.

(h)
Consist of a restricted stock award of 40,000 shares made on August 1, 2013 valued at $29.18 per share, of which 10,000 shares vested on August 1, 2014, 2,500 shares vest quarterly until August 1, 2017

(i)
Mr. Ortega was hired on August 1, 2013 as our Chief Revenue Officer. His salary for 2013 was $300,000 per year.

(j)
Consist of a restricted stock award of 24,000 shares made on November 3, 2014 valued at $33.45 per share of which 3,000 shares vest quarterly from March 1, 2017 to December 1, 2018.

(k)
Consists of a restricted stock award of 48,000 shares made on April 19, 2012 valued at $18.29 per share of which 5,000 shares vested on May 1, 2013 and 1,000 shares vest monthly on June 1, 2013 to December 1, 2016.

        On January 1, 2012, 2013, 2014 and 2015 the executive officers received a 2.0%, 1.5%, 1.5% and 1.5%, respectively, salary increase which was the same percentage increase that was granted to all employees (who had been with the Company for one year). These increases were intended simply to compensate (partially) for inflation.

 Grants of Plan-Based Awards in Fiscal 2014

        In 2014, the CEO and other named executive officers received awards of restricted stock in August and November, respectively. The awards are detailed in the table below.

        Mr. Ortega's commission has been paid on a continuing basis since he was hired. Mr. Ortega's revenue quota is based on the sum of the quotas for all sales representatives. If the revenue generated by the entire sales organization for the month is 100% of Mr. Ortega's revenue quota, he will receive 100% of $12,500. If the percentage is more or less he receives a proportionally lesser or greater amount. For example if revenue were at 50% of his quota for the month, then he would be paid 50% of $12,500 or $6,250. If revenue were 200% of his quota he would receive $25,000.

        Mr. Schaeffer's performance-based cash bonus will begin in 2015 and be based on the growth of the Company's revenue and EBITDA, as adjusted. If the revenue growth equals or exceeds 15%, he will receive $250,000 and, separately, if EBITDA, as adjusted, growth equals or exceeds 20%, he will received $250,000. If the growth of the performance measures is less than the amount specified, he would receive a proportionally lesser amount. For example, if revenue growth equaled 7.5% and EBITDA growth equaled 15%, he would be paid 50% of $250,000 or $125,000 of the revenue growth bonus and 75% of $250,000 or $187,500 of the EBITDA growth bonus.

(Dollars in thousands)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(a)
Name	Grant Date	NOTES	Threshold ($)	Target ($)	Maximum ($)
Dave Schaeffer	8/6/2014	(b)				460,000	$16,086,200
Thaddeus Weed	11/3/2014	(c)				36,000	$1,204,200
Ernest Ortega	11/3/2014	(d)(e)	—	$150	unlimited	15,000	$501,750
Robert Beury	11/3/2014	(f)				24,000	$802,800
Timothy O'Neil	11/3/2014	(f)				24,000	$802,800

FOOTNOTES

(a)
Except as otherwise noted, amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(b)
Consist of a restricted stock award of 460,000 shares made on August 6, 2014 valued at $34.97 per share of which 10,000 shares vest monthly from January 1, 2016 to December 31, 2018 and 100,000 shares vest on December 31, 2018.

(c)
Consist of a restricted stock award of 36,000 shares made on November 3, 2014 valued at $33.45 per share of which 4,500 shares vest quarterly from March 1, 2017 to December 1, 2018.

(d)
Consist of a restricted stock award of 15,000 shares made on November 3, 2014 valued at $33.45 per share of which 3,000 shares vest quarterly from December 1, 2017 to December 1, 2018.

(e)
While in theory Mr. Ortega's commission is unlimited it is in practice limited by the Company's ability to accept and install service for new customers.

(f)
Consist of a restricted stock award of 24,000 shares made on November 3, 2014 valued at $33.45 per share of which 3,000 shares vest quarterly from March 1, 2017 to December 1, 2018.

 Outstanding Equity Awards at Fiscal Year End

        The following table shows the information regarding the options and stock held by our named executive officers on December 31, 2014.

(Dollars in thousands, except for share price)

		OPTION AWARDS				STOCK AWARDS
Name		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dave Schaeffer	(b)					100,000	$3,539
	(c)					360,000	$12,740
	(d)					120,000	$4,247
	(e)					100,000	$3,539
Thaddeus Weed	(f)					36,000	$1,274
	(g)					24,000	$849
	(h)					25,000	$885
Ernest Ortega	(i)					15,000	$531
	(j)					27,500	$973
Robert Beury	(k)					24,000	$849
	(l)					24,000	$849
Timothy O'Neill	(k)					24,000	$849
	(l)					24,000	$849

FOOTNOTES

(a)
Valued using the closing market price of our common stock on December 31, 2014—$35.39

(b)
Shares vest on December 31, 2018

(c)
Shares vest 10,000 shares monthly from January 1, 2016 until fully vested on December 1, 2018.

(d)
Shares vest 10,000 shares monthly until fully vested on December 1, 2015.

(e)
Shares vest on December 31, 2015.

(f)
Shares vest 4,500 shares quarterly from March 1, 2017 until fully vested on December 1, 2018.

(g)
Shares vest 1,000 shares monthly until fully vested on December 1, 2016.

(h)
Shares vest on December 31, 2016.

(i)
Shares vest 3,000 shares quarterly from December 1, 2017 until fully vested on December 1, 2018.

(j)
Shares vest 2,500 quarterly until August 1, 2017

(k)
Shares vest 3,000 shares quarterly from March 1, 2017 until fully vested on December 1, 2018.

(l)
Shares vest 1,000 shares monthly until fully vested on December 1, 2016.

 Option Exercises and Stock Vested Value

        The following table shows information regarding option exercises by our named executive officers during the fiscal year ended December 31, 2014, and the value of stock awards at the time of vesting for stock awards that vested during the year.

(Dollars in thousands)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting
Dave Schaeffer	—	$0	220,000	$8,468
Thaddeus Weed	—	$0	17,000	$612
Ernest Ortega	—	$0	12,500	$429
Robert Beury	700	$26	12,000	$433
Timothy O'Neill	—	$0	12,000	$433

Employment Agreements and Other Potential Post-Employment Payments

        Each of Messrs. Schaeffer, Weed, Beury, Ortega, and O'Neill have entered into an employment agreement with us. Among other things, these agreements and the terms of the grants of options and restricted stock provide for certain benefits upon change of control, termination of employment without cause and resignation for "good reason" (as defined in the respective employment agreements). The agreements are as follows:

        Dave Schaeffer Employment Agreement.    Dave Schaeffer has an employment agreement that provides for his services as Chief Executive Officer. He also receives all of our standard employee benefits. If he is discharged without cause or resigns for "good reason" he is entitled to a lump sum amount equal to his annual salary at the time and continuation of his benefits for one year. Under the terms of the grants of restricted stock that have been made to him in the event of death, disability, retirement or a change of control, 100% of his then unvested restricted stock will vest immediately; provided that, in the event of a change of control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. The value on December 31, 2014 of the unvested restricted stock and options that could have vested pursuant to these provisions was $24.0 million. However, in the event the acceleration arose from a change of control this amount would have been limited to $14.1 million (3 times his annual compensation) and the remaining $9.9 million would have continued to vest normally. Had his employment been terminated without cause or had he resigned for "good reason" on December 31, 2014 he would have received a payment of $343,000 (equal to one year's salary). Please note, Mr. Schaeffer's employment agreement was amended in 2014 to reduce his salary to $0.00 from $338,000, effective as of January 1, 2015. In addition he would have continued to vest in his restricted stock during his one year severance period and would have vested in certain other grants after the end of that severance period. The value on December 31, 2014 of that stock was $11.3 million. "Good reason" for resignation includes removal from his position as CEO or failure to elect him as chairman of the Board of Directors.

        Thaddeus G. Weed Employment Agreement.    Thaddeus Weed has an employment agreement under which he serves as Chief Financial Officer and Treasurer. In the event that his employment with us is terminated without cause or he resigns for good reason, the agreement entitles him to twelve months of salary and continuation of benefits for twelve months. Had this occurred on December 31, 2014 he would have received $265,000 (12 months' salary). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. The value on

December 31, 2014 of the unvested stock for which vesting would continue was $1.3 million. In the event of death, disability, retirement, or a change of control he becomes fully vested in his restricted stock; provided that, in the event of a change of control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. If this had occurred on December 31, 2014 the value of the restricted stock that would have vested was $3.0 million. In the event of a change of control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock will vest immediately and he will receive his severance payment as a lump sum. In the event acceleration arose from a change of control the value of the restricted stock that would have vested immediately would have been limited to $2.7 million (3 times his annual compensation) and the remaining $0.3 million would have continued to vest normally.

        Robert N. Beury, Jr. Employment Agreement.    Robert Beury's employment agreement entitles him to twelve months of salary and twelve months of benefits in the event that his employment with us is terminated without cause or he resigns for good reason. Had this occurred on December 31, 2014 he would have received $263,000 (twelve months' salary). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. The value on December 31, 2014 of the unvested stock for which vesting would continue was $425,000. In the event of death, disability, retirement, or a change of control the vesting of his restricted stock accelerates so that he will be 100% vested; provided that, in the event of a change of control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. Had this occurred on December 31, 2014 the value of the restricted stock that would have vested was $1.7 million. In the event of a change of control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock will vest immediately and he will receive his severance payment as a lump sum.

        Ernest Ortega Employment Agreement.    Ernest Ortega's employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he will receive three months' salary and continuation of benefits for six months. Had this occurred on December 31, 2014 he would have received $75,000 (three months' salary). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. The value on December 31, 2014 of the unvested stock for which vesting would continue was $88,000. In the event of death, disability, retirement, or a change of control the vesting of his restricted stock accelerates so that he will be 100% vested; provided that, in the event of a change of control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. Had this occurred on December 31, 2014 the value of the restricted stock that would have vested was $1.5 million. In the event of a change of control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock will vest immediately and he will receive his severance payment as a lump sum.

        Timothy G. O'Neill Employment Agreement.    Timothy O'Neill's employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he will receive six months' salary and continuation of benefits for six months. Had this occurred on December 31, 2014 he would have received $128,500 (six months' salary). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. The value on December 31, 2014 of the unvested stock for which vesting would continue was $212,000. In the event of death, disability, retirement, or a change of control the vesting of his restricted stock accelerates so that he will be 100% vested; provided that, in the event of a change of control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. Had this occurred on December 31, 2014 the value of the restricted stock that would have vested was $1.7 million. In the event of a change of control resulting in his termination without cause or resignation for good reason, 100% of his then restricted stock will vest immediately and he will receive his severance payment as a lump sum.

Director Compensation

        Our non-management Board members were compensated in 2014 as follows for their services:

  •
  7,500 shares of the Company's common stock paid in increments of 1,875 shares per quarter, and

  •
  $1,000 per in-person board meeting for each non-management director.

        The following table shows the amounts earned or paid in 2014.

(in thousands)

	Fees Earned in Cash	Stock Awards(a)	TOTAL
Blake Bath	$3	$271	$274
Steven Brooks	$4	$271	$275
Richard Liebhaber	$4	$271	$275
Marc Montagner	$4	$271	$275
Timothy Weingarten	$3	$271	$274

        The compensation of David Schaeffer, who is a director and our Chief Executive Officer is disclosed in the Summary Compensation Table, above, and is therefore not shown in the Director Compensation table. He does not receive compensation for serving as a director.

    (a)
    Amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

 COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for determining compensation for the Company's executive officers and other employees, and administering the Amended and Restated 2004 Incentive Award Plan, the Company's management bonus plan and other compensation programs. The committee reviewed and discussed the Compensation, Discussion and Analysis with management and based on that review and discussion, recommended its inclusion in this proxy statement.

                      Compensation Committee:
                      Steven Brooks
                      Timothy Weingarten

RISK ASSESSMENT IN COMPENSATION PROGRAMS

        The Company has reviewed and considered all of its compensation policies and practices and does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2014:

  •
  Messrs. Brooks, and Weingarten served on the Compensation Committee;

  •
  None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000;

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity's executive officers served on the Company's Compensation Committee;

  •
  None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

  •
  None of the Company's executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity's executive officers served as a director on the Company's Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table provides summary information regarding beneficial ownership of our outstanding capital stock based on information available to the Company as of February 20, 2015, for:

  •
  each person or group who beneficially owns more than 5% of our capital stock on a fully diluted basis;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  each of our directors and nominees to become a director; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. The information has been compiled by the Company from reports filed with the SEC and other information available to the Company. Shares of common stock that will vest or are subject to options currently exercisable or exercisable within the period 60 days after February 20, 2015, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person.

        Unless otherwise noted, the address for each director and executive officer is c/o Cogent Communications Holdings, Inc., 1015 31st Street, NW, Washington, D.C. 20007; after May 1, 2015 please use the following address: 2450 N Street, NW, Washington, DC 20037. The shares of stock to which this table applies are shares of common stock. The Company has no other class of stock.

Name of Beneficial Owner	Amount Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street, New York, NY 10022	2,525,391	5.44%
Frontier Capital Management Co., LLC(2) 99 Summer Street, Boston, MA 02110	4,570,012	9.85%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd, Malvern, PA 19355	2,929,861	6.32%
FMR LLC (4) 245 Summer Street, Boston, MA 02210	3,542,906	7.64%
Columbia Wanger Asset Management, LLC(5) 227 West Monroe Street, Suite 3000, Chicago, IL 60606	2,318,200	5.00%
Directors and Officers:
Dave Schaeffer(6)	3,672,471	7.92%
Timothy Weingarten	21,726	*
Steven Brooks	32,900	*
Richard Liebhaber	74,095	*
Blake Bath	21,675	*
Marc Montagner	36,750	*
Thaddeus Weed(7)	98,750	*
Robert Beury(7)	56,640	*
Ernest Ortega(7)	45,250	*
Timothy O'Neill(7)	48,452	*
Directors and executive officers as a group (12 persons)(8)	4,213,849	9.08%

*
Denotes less than 1% ownership.

(1)
BlackRock, Inc. has sole voting power over 2,424,390 shares of common stock and sole dispositive power over 2,525,391 shares of our common stock. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G/A filed with the SEC on February 9, 2015.

(2)
Frontier Capital Management Co., LLC reports sole voting power over 2,678,415 shares of common stock and sole dispositive power over 4,570,012 shares of our common stock. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G/A filed with the SEC on February 13, 2015.

(3)
The Vanguard Group, Inc. reports sole voting power over 60,444 shares of common stock and sole dispositive power over 2,873,017 shares of common stock and shared dispositive power over 56,844 shares of our common stock. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 56,844 shares or 0.12% of our common stock outstanding as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,600 shares of our common stock outstanding as a result of its serving as investment manager of Australian investment offerings. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G/A filed with the SEC on February 11, 2015.

(4)
FMR LLC reports sole voting power over 824,105 shares of common stock and sole dispositive power over 3,542, 906 shares of our common stock. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The information herein regarding this stockholder is derived from such stockholder's Schedule 13 G filed on February 13, 2015.

(5)
Columbia Wanger Asset Management, LLC reports sole voting power over 2,233,200 shares of common stock and sole dispositive power over 2,318,200 shares of our common stock. Columbia Wanger Asset Management, LLC (CWAM) does not directly own any shares of common stock of the issuer. As the investment adviser of various unregistered and registered investment companies and managed accounts, CWAM may be deemed to officially own the shares reported herein. CWAM disclaims beneficial ownership of any shares reported. The information herein regarding this stockholder is derived from such stockholder's Schedule 13G/A filed with the SEC on February 11, 2015.

(6)
Includes 3,672,471 shares of common stock. Includes 660,000 shares of restricted stock that may be voted but remain subject to certain vesting provisions. Of the shares owned 1,300,000 shares remain pledged as security for a full recourse loan.

(7)
Consists of common stock (not all of which is vested). As of February 20, 2015, of the shares shown in the table for Mr. Beury, 46,000 shares are not yet vested. As of February 20, 2015, of the shares shown in the table for Mr. Weed, 83,000 shares are not yet vested. As of February 20, 2015, of the shares shown in the table for Mr. O'Neill, 46,000 shares are not yet vested. As of February 20, 2015, of the shares shown in the table for Mr. Ortega, 40,000 shares are not yet vested.

(8)
Consists of Dave Schaeffer, Timothy Weingarten, Steven Brooks, Richard T. Liebhaber, D. Blake Bath, Marc Montagner, Robert Beury, Ernest Ortega, Thaddeus Weed, R. Brad Kummer, Timothy O'Neill and Henry Kilmer. As of February 20, 2015, of the shares owned in the table for Mr. Weingarten, 1,875 shares are not yet vested. As of February 20, 2015, of the shares owned in the table for Mr. Brooks, 1,875 shares are not yet vested. As of February 20, 2015, of the shares owned in the table for Mr. Liebhaber, 1,875 shares are not yet vested. As of February 20, 2015, of the shares owned in the table for Mr. Bath, 1,875 shares are not yet vested. As of February 20, 2015, of the shares owned in the table for Mr. Montagner, 1,875 shares are not yet vested. As of February 20, 2015, of the shares shown in the table, Mr. Kummer owns 59,140 shares of the Company's common stock; 46,000 of the shares are not yet vested and an additional 3,800 of the shares represent exercisable options. As of February 20, 2015, of the shares show in the table, Mr. Kilmer owns 46,000 shares of Company's common stock, which are not yet vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

        We have employment agreements with each of our named executive officers as described in "Employment Agreements and Other Potential Post-Employment Payments."

Our Headquarters Lease

        The Company's headquarters is located in an office building owned by Niobium LLC. The two owners of the LLC are our Chief Executive Officer, Dave Schaeffer, who has a 51% interest in the LLC and his wife, Ruth Schaeffer, who has a 49% interest in the LLC. The Company paid $0.55 million in 2014 in rent and related costs (including taxes and utilities) to this company. The dollar value of Mr. Schaeffer's interest in the lease payments in 2014 was $0.27 million. The dollar value of Mrs. Schaeffer's interest in the lease payment in 2014 was $0.27 million. If Mr. Schaeffer's interest is combined with that of his wife then the total dollar value of his interest in the lease payments in 2014 was $0.55 million. We believe that this lease agreement is on terms at least as favorable to us as could have been obtained from an unaffiliated third party. The lease has an expiration date of August 31, 2016 and is cancellable without penalty by the Company upon sixty days' notice.

        The Company plans to relocate its headquarters in the second quarter of 2015 to a new office building located at 2450 N Street, N.W., Washington, D.C., 20037. The office building is owned by Sodium LLC. The two owners of the LLC are our Chief Executive Officer, Dave Schaeffer, who has a 51% interest in the LLC and his wife, Ruth Schaeffer, who has a 49% interest in the LLC. The amount of fixed annual rent will be $942,724 plus operating expenses. We believe that the lease is on the terms at least as favorable to us as could have been obtained from an unaffiliated third party. The term of the lease is five years. It is cancellable without penalty by the Company upon sixty days' notice.

Approval of Related Party Transactions

        The Audit Committee is responsible for reviewing and approving or ratifying any transaction in which the Company and any of our directors, director nominees, executive officers, 5% stockholders and their immediate family members are participants and in which such persons have a direct or indirect material interest as provided under SEC rules. The company does not have a written policy for reviewing these transactions. However, in the course of reviewing potential related person transactions, the Audit Committee considers the nature of the related person's interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member;

and any other factors the Audit Committee may deem relevant. In the case of the headquarters lease described above the Audit Committee reviewed information on comparable leases in making its determination to approve the lease.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its records and other information, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers for 2014 were timely met, except for one Form 4 filing for Mr. Ortega relating to the sale of shares in one transaction.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2015. In making this appointment, the Audit Committee considered whether the audit and non-audit services Ernst & Young LLP provides are compatible with maintaining the independence of our outside auditors. The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained.

        Representatives of Ernst & Young LLP will not be present at the Annual Meeting but are expected to be available by telephone should there be questions that need to be addressed by them.

Fees and Services of Ernst & Young LLP

        The following table summarizes fees billed to us by Ernst & Young LLP for fiscal years 2013 and 2014; all services were pre-approved by the Audit Committee:

(in thousands)

Service	2013	2014
Audit fees(1)	$1,329	$1,494
Audit related fees	$42	$145
Tax fees(2)	$43	$49

TOTAL	$1,414	$1,688

(1)
Fees for audit services include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits (in jurisdictions where required).

(2)
Tax fees included tax compliance, tax advice and tax planning.

        All services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy. The policy describes the audit, audit-related, tax and other services permitted to be performed by the independent registered public accountants, subject to the Audit Committee's prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent registered public accountants without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the Audit Committee.

STOCKHOLDER PROPOSALS

        No stockholder proposals intended for inclusion in the Company's Proxy Statement for the Annual Meeting of Stockholders in 2015 were received by Ried Zulager, Secretary, Cogent Communications Holdings, Inc., 1015 31st Street NW, Washington, D.C. 20007.

        Stockholders who wish to submit a proposal to be included in the Proxy Statement for the 2016 Annual Meeting of Stockholders must submit their proposal by November 20, 2015, to Ried Zulager, Secretary, Cogent Communications Holdings, Inc., 2450 N Street NW, Washington, D.C. 20037. The proposal must comply with the SEC's proxy rules.

        Additionally, the Company's Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing during the period 120 to 90 days before the first anniversary of the date of the preceding year's annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 120 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. These stockholder notices must set forth certain information specified in the Company's Bylaws.

OTHER MATTERS

        The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        A copy of the Company's 2014 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended December 31, 2014 on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Cogent Communications Holdings, Inc., Attn: Investor Relations, 1015 31st Street NW, Washington, D.C. 20007; after May 1, 2015 please use the following address: 2450 N Street, NW, Washington, DC 20037. Stockholders may also obtain a copy of the Form 10-K by accessing the Company's website at www.cogentco.com under the tab "About Cogent; Investor Relations; Reports."

Householding of Proxies

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

        To request individual copies for each stockholder in your household, please contact our Investor Relations department by e-mail at investor.relations@cogentco.com, or by mail to Cogent Communication, Inc., 1015 31st Street, NW, Washington, DC 20007, Attn: Investor Relations; after

May 1, 2015 please use the following address: 2450 N Street, NW, Washington, DC 20037. To ask that only one set of the documents be mailed to your household, please contact your bank, broker or other nominee or, if you are a stockholder of record, please call our transfer agent, Computershare Shareholder Services at (800)-368-5948 from within in the United States and Canada or +1 (781) 575 4223 outside the United States and Canada, or by mail to P.O. Box 30170, College Station, TX 77842-3170. The transfer agent also has the following website: www.computershare.com/investor.

By Order of the Board of Directors

Ried Zulager, Secretary

Washington, D.C.
March 19, 2015

 Appendix A

BYLAWS

OF

COGENT COMMUNICATIONS HOLDINGS, INC.

i

ii

 ARTICLE 1.

OFFICES

        Section 1. REGISTERED OFFICE. The registered office of Cogent Communications Holdings, Inc. (the "Corporation") shall be in the City of Dover, County of Kent, State of Delaware.

        Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

        Section 3. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

        Section 4. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS. The annual meeting of stockholders shall be held each year at a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

        (A)  ANNUAL MEETING OF STOCKHOLDERS.

          (1)   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 4 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4.

          (2)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and or such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business of nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

          (3)   Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

        (B)  SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 9. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 4 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 4. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

        (C)  GENERAL

          (1)   Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 and (b) if any proposed nomination or business is not in compliance with this Section 4 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation required by clause (c)(iv) of Section (A)(2) of this By-law), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

          (2)   For purposes of this Section 4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation, with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3)   Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

        Section 5. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

        Section 6. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Section 7. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article 6, Section 53 hereof.

        Section 8. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 9. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

        Section 10. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 11. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, including the election of directors, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3.

DIRECTORS

        Section 12. THE NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be six (6). Thereafter, the number of directors constituting the whole Board may be increased or decreased, from time to time, in conformity with the Certificate of Incorporation or any Stockholders Agreement (as defined below). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 13, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation, any stockholders agreement, the execution of which is approved unanimously the Board of Directors (a "Stockholders Agreement"), or

by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

        Section 13. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, provided, however, that the Board of Directors shall not take any action unless and until the any Stockholders entitled to designate nominees of the Board of Directors under any Stockholders Agreement have been given adequate opportunity to do so.

        Section 14. POWERS. The Board of Directors shall elect and appoint management to manage the business and property of the Corporation. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 15. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

        Section 16. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

        Section 17. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on forty-eight hours' notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

        Section 18. QUORUM. At all meetings of the Board of Directors, a majority of the then-appointed directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, by any Stockholders Agreement or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel (provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation) and an observer (to the extent such right is agreed upon in any Stockholders Agreement).

        Section 19. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 20. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

        Section 21. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall make recommendations regarding the management of the business and affairs of the Corporation.

        Section 22. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

        Section 23. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, any Stockholders Agreement or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4.

INDEMNIFICATION AND INSURANCE

        Section 24. POWER TO INDEMNIFY IN OTHER THAN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 26 of this Article 4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was unlawful.

        Section 25. POWER TO INDEMNIFY IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 26 of this Article 4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit or by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 26. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article 4 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 24 or 25 of this Article 4, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense if any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        Section 27. GOOD FAITH DEFINED. For purposes of any determination under Section 26 of this Article 4, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 27 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as director, officer, employee or agent. The provisions of this Section 27 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 24 or 25 of this Article 4, as the case may be.

        Section 28. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 26 of this Article 4, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 24 and 25 of this Article 4. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 24 or 25 of this Article 4, as the case may be. Neither a contrary determination in the specific case under Section 26 of this Article 4 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 28 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        Section 29. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 4. Notwithstanding the foregoing, the Corporation shall not be required to advance any expenses to an Indemnitee in the event and to the extent that such Indemnitee has entered a plea of guilty in the applicable criminal proceeding.

        Section 30. NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and the advancement of expenses provided by or granted pursuant to this Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of persons specified in Section 24 and 25 of this Article 4 shall be made to the fullest extent permitted by law. The provisions of this Article 4 shall not be deemed to preclude the indemnification of any person who is not specified in Section 24 or 25 of this Article 4 but whom the Corporation has the power or obligation to indemnify under the provision of the Delaware General Corporation Law ("DGCL") or otherwise.

        Section 31. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 4.

        Section 32. CERTAIN DEFINITIONS. For the purposes of this Article 4, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 4 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article 4, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer which respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 4.

        Section 33. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 4 shall,

unless otherwise provided when authorized or ratified. continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 34. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article 4 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 28 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        Section 35. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 4 to directors and officers of the Corporation.

ARTICLE 5.

OFFICERS

        Section 36. OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

        Section 37. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

        Section 38. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors on the advice and consent of the Compensation Committee thereof.

        Section 39. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

        Section 40. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and shall have no power or authority to manage the affairs of the corporation.

        Section 41. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be the principle officer of the Corporation and shall have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

        Section 42. PRESIDENT. The President shall be the chief operating officer of the Corporation. He shall assist the Chief Executive Officer at the Chief Executive Officer's discretion in the performance of his duties.

        Section 43. VICE PRESIDENTS. The Vice Presidents shall assist the President at the President's discretion in the performance of his duties.

        Section 44. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors.

        He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

        Section 45. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

        Section 46. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 47. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

ARTICLE 6.

CERTIFICATES OF STOCK

        Section 48. CERTIFICATES. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation, except that the Board of Directors may provide that some or all of any class or series of stock will be uncertificated shares. No decision to have uncertificated shares will apply to stock represented by a certificate until that certificate has been surrendered to the Corporation.

        Section 49. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        Section 50. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 51. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 52. TRANSFERS OF STOCK. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

        Section 53. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 54. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE 7.

GENERAL PROVISIONS

        Section 55. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

        Section 56. PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

        Section 57. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

        Section 58. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

        Section 59. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 60. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile or e-mail at such fax or e-mail addresses as the directors have last given to the Secretary.

        Section 61. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        Section 62. FORUM SELECTION. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the "Chancery Court") of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation's Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Corporation's Certificate of Incorporation or these Bylaws, or (v) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation governed by the internal affairs doctrine. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 62. If any provision or provisions of this Section 62 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 62 (including, without limitation, each portion of any sentence of this Section 62 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

        Section 63. LITIGATION COSTS.

          (A)  To the fullest extent permitted by law, in the event that (i) any stockholder or anyone on their behalf ("Claiming Party") initiates or asserts any claim or counterclaim ("Claim") or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any director, officer, employee or affiliate of the Corporation (together, the "Corporation Parties"), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation Parties the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney's fees and other litigation expenses) (collectively, "Litigation Costs") that the Corporation Parties may incur in connection with such Claim.

          (B)  To the fullest extent permitted by law, in the event that any Claiming Party initiates or asserts any Claim or joins, offers substantial assistance to, or has a direct financial interest in any Claim against any Corporation Parties regarding or based upon the Claiming Party's status as a stockholder in the Corporation or a Corporation Party's conduct or actions relating to the Corporation, then, regardless whether the Claiming Party is successful on its Claim in whole or in part, the Claiming Party will bear its own Litigation Costs, and the Claiming Party and the Claiming Party's attorneys will not seek or recover any Litigation Costs or receive any attorney's fees or expenses as the result of the creation of any common fund or from a corporate benefit purportedly conferred upon the Corporation.

ARTICLE 8.

AMENDMENTS

        Section 64. AMENDMENT. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or stockholders at any annual, regular or special meeting, in accordance with the Certificate of Incorporation and any Stockholders Agreement, if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0208LD 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. 01 - Dave Schaeffer 02 - Steven D. Brooks 1. PROPOSAL - Election of Directors: For Withhold 03 - Timothy Weingarten 04 - Richard T. Liebhaber 05 - D. Blake Bath 06 - Marc Montagner For Against Abstain 2. PROPOSAL - To ratify the appointment of Ernst & Young, LLP as independent registered public accountants for the fiscal year ending December 31, 2015. 3. PROPOSAL - Non-binding advisory vote to approve the amendment to the Bylaws at Article 62 stipulating the forum for certain types of litigation. 4. PROPOSAL - Non-binding advisory vote to approve the amendment to the Bylaws at Article 63 concerning litigation costs. 5. PROPOSAL - Non-binding advisory vote to approve the compensation of the Company’s named executive officers. 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. MMMMMMMMMMMM 2 2 6 6 5 3 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2015 AT 9:00 A.M. The undersigned holder of common stock, par value $0.001, of Cogent Communications Holdings, Inc. (the “Company”) hereby appoints Robert N. Beury and Ried Zulager, or either of them, as proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 16, 2015 at 9:00 a.m. local time, at the Company’s offices at 1015 31st Street, NW, Washington, D.C. 20007, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the proposals are fully explained. The Board of Directors of the Company recommends voting FOR Proposal 1 - Election of Directors, FOR Proposal 2 - Ratification of Appointment of Ernst & Young LLP as the independent registered public accountants for the fiscal year ending December 31, 2015, FOR Proposal 3 - Non-binding vote on the Bylaw amendment for litigation forum, FOR Proposal 4 - Non-binding vote on the Bylaw amendment concerning litigation costs, and FOR Proposal 5 - Non-binding Approval of Executive Compensation. You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned this proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 16, 2015. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS (FORM 10-K) ARE AVAILABLE AT: http://www.cogentco.com/en/about-cogent/investor-relations/reports REVOCABLE PROXY — COGENT COMMUNICATIONS HOLDINGS, INC.